EXHIBIT 99.1

                                                 EXECUTION COPY

                  SECURITIES PURCHASE AGREEMENT


     SECURITIES PURCHASE AGREEMENT (this "Agreement"), dated as of October 12, 2000, by and among Interworld Corporation, a Delaware corporation, with headquarters located at 395 Hudson Street, 6th Floor, New York, New York 10014-3669 (the "Company") and Jackpot Enterprises Inc., a Nevada corporation, with headquarters located at 498 Seventh Avenue, New York, New York 10021 (the "Investor").

     WHEREAS:

     A. The Company and Investor are executing and delivering this Agreement in reliance upon Section 4(2) under the Securities
Act of 1933, as amended (the "1933 Act");

     B. The Company has authorized a new series of preferred stock, designated as Series A Convertible Preferred Stock (the "Series A Preferred Stock"), having the rights, preferences and privileges set forth in the Certificate of Designations, Rights and Preferences attached hereto as Exhibit A (the "Certificate of Designation");

     C. The Preferred Shares (as defined below) are convertible into shares of common stock, $.01 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in the Certificate of Designation;

     D. The Company has authorized the issuance to Investor of that number of warrants, in the form attached hereto as Exhibit B, to purchase shares of Common Stock to equal 19.9% of the outstanding shares of Common Stock less the amount of shares issuable upon the Series A Preferred Stock (the "Warrants").

     E. Investor desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement, (i) an aggregate of 3,200,000 shares of Series A Preferred Stock (together with any shares of Series A Preferred Stock issued in replacement thereof or as a dividend thereon or otherwise with respect thereto in accordance with the terms thereof, the "Preferred Shares"), and (ii) the Warrants, for an aggregate purchase price of $20,000,000; and

     F. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form attached hereto as Exhibit C (the "Registration Rights Agreement"), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

     NOW, THEREFORE, the Company and Investor hereby agree as follows:

          1.     PURCHASE AND SALE OF PREFERRED SHARES AND WARRANTS.
                 ___________________________________________________

                 a.     Purchase of Preferred Shares and Warrants.
                        __________________________________________
On the date of each of the First Closing and the Second Closing (each as defined below), the Company shall issue and sell to Investor and Investor agrees to purchase from the Company the Preferred Shares and Warrants contemplated herein.

                 b.     Form of Payment. On date of each of the
                        ________________
First Closing and the Second Closing (each as defined below), (i) Investor shall pay the portion of the Purchase Price equal to the aggregate face amount of the Preferred Shares and Warrants to be issued and sold to it at each of the First Closing and the Second Closing (each as defined below) (the "Purchase Price") by wire transfer of immediately available funds to the Company, in accordance with the Company's written wiring instructions, against delivery of duly executed certificates representing the number of Preferred Shares and Warrants which Investor is purchasing and (ii) the Company shall deliver such certificates duly executed on behalf of the Company, to Investor, against delivery of such Purchase Price.

                 c.     First and Second Closings.
                        __________________________
                       (i)     The purchase and sale of the
     2,384,000 Preferred Shares, with an aggregate face amount of $14,900,000, and a proportionate number of the Warrants shall be at 12:00 noon Eastern Standard Time on the fifteenth day following the mailing by the Company of the requisite notice to Nasdaq National Market ("Nasdaq") regarding the issuance of the Preferred Shares and the Warrants or, if such day is not a business day, the next succeeding business day (the "First Closing") at the offices of Greenberg Traurig, LLP 200 Park Avenue, New York, New York 10166, or at such other location as may be agreed to by the parties.

                       (ii)     The purchase and sale of the
     remaining 816,000 Preferred Shares, with an aggregate face amount of $5,100,000, and a proportionate number of the Warrants shall be at 12:00 noon Eastern Standard Time on a date no later than five days following the date on which the requisite waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (the "HSR Act") for the purchase of such Preferred Shares and Warrants has expired or been terminated (the "Second Closing") at the offices of Greenberg Traurig, LLP 200 Park Avenue, New York, New York 10166, or at such other location as may be agreed to by the parties.

          2.     INVESTOR'S REPRESENTATIONS AND WARRANTIES.
                 __________________________________________
Investor represents and warrants to the Company that:

                 a.     Investment Purpose.  As of the date hereof,
                        ___________________
Investor is purchasing the Preferred Shares, the shares of Common Stock issuable upon conversion of or otherwise pursuant to the Preferred Shares (including, without limitation, such additional shares of Common Stock as are issuable as a result of the events described in Articles V, VI.D(b) or VI.E of the Certificate of Designation and Section 2(c) of the Registration Rights Agreement (such shares of Common Stock being collectively referred to herein as the "Conversion Shares")), the Warrants and the shares of Common Stock issuable upon exercise or otherwise pursuant to the Warrants (the "Warrant Shares" and, collectively with the Preferred Shares, the Conversion Shares and the Warrants, the "Securities") for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act.

                 b.     Accredited Investor Status.  Investor is an
                        ___________________________
"accredited investor" as that term is defined in Rule 501(a) of Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the 1933 Act (an "Accredited Investor").

                 c.     Reliance on Exemptions.  Investor
understands
                        _______________________
that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United
States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Investor's compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.

                 d.     Information.  Investor and its advisors, if any,
                        ____________
have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Investor or its advisors. Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigation conducted by Investor or any of its advisors or representatives shall modify, amend or affect Investor's right to rely on the Company's representations and warranties contained in Section 3 below. Investor understands that its investment in the Securities involves a significant degree of risk.

                 e.     Governmental Review.  Other than compliance with
                        ____________________
the applicable requirements of the HSR Act, Investor understands that no other United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

                 f.     Transfer or Re-sale.  Investor understands that
                        ____________________
(i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) Investor shall have delivered to the Company an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration, (c) the Securities are sold or transferred to an "affiliate" (as defined in Rule 144 promulgated under the 1933 Act
(or a successor rule) ("Rule 144")) of Investor who agrees to sell or otherwise transfer the Securities only in accordance with this Section 2(f) and who is an Accredited Investor or (d) the Securities are sold pursuant to Rule 144; (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any re-sale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the
1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.
       ____ ____

                 g.     Legends.  Investor understands that the Preferred
                        ________
Shares and Warrants and, until such time as the Conversion Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Conversion
Shares and Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

          "The securities represented by this certificate have not been registered under the Securities Act
          The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act or unless sold pursuant to Rule 144 under said Act."

         The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for sale under an effective registration statement filed under the 1933
Actor otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (b) such holder provides the Company with an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act and such sale or transfer is effected, or (c) such holder provides the Company with reasonable assurances that such Security can be sold pursuant to Rule 144. Investor agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

                 h.     Authorization; Enforcement. This Agreement and
                        ___________________________
the Registration Rights Agreement have been duly and validly authorized. This Agreement has been duly executed and delivered on behalf of Investor, and this Agreement constitutes, and upon execution and delivery by Investor of the Registration Rights Agreement, such agreement will constitute, valid and binding agreements of Investor enforceable in accordance with their terms.

                 i.     Organization, Good Standing and Qualification.
                        ______________________________________________
Investor is a corporation duly organized, validly existing and in goodstanding under the laws of the State of Nevada.  Investor has all requisite power and authority to own and operate its properties and assets and to carry on its business as now conducted and as
presently proposed to be conducted.   Investor is duly qualified and
authorized to transact business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have Material Adverse Effect (as defined below).

                 3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.
                        ______________________________________________
The Company represents and warrants to Investor that, except as disclosed in the SEC Documents (as defined below):

                      a.     Organization and Qualification.  The Company
                             _______________________________
and each of its subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other) to own, lease, mortgage, pledge or otherwise encumber, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in goodstanding in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse
Effect. "Material Adverse Effect" means any material adverse effect on (i) the Securities, (ii) the business, operations, assets, financial conditioners prospects of the Company and its Subsidiaries, if any, taken as a whole, or (iii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, that is actively engaged in business and represents more than 2% of the Company's revenues in which the Company beneficially owns a majority of the voting securities.

                      b.     Authorization; Enforcement.  (i) The Company
                             ___________________________
as all requisite corporate power and authority to file and perform its obligations under the Certificate of Designation and to enter into and perform this Agreement, the Registration Rights Agreement and the warrants and to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of this Agreement, the Registration Rights Agreement and the Warrants by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Preferred Shares and the Warrants and the issuance and reservation for issuance of the Conversion Shares and the Warrant Shares issuable upon conversion or exercise of or otherwise pursuant to the Preferred Shares and the Warrants) have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement has been duly executed and delivered by the Company, and (iv) this Agreement constitutes and, upon execution and delivery by the Company of the Registration Rights Agreement and the Warrants and upon execution and filing of the Certificate of Designation, each of such agreements and instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                      c.     Capitalization.  As of the date hereof, the
                             _______________
authorized capital stock of the Company consists of (i)
100,000,000sharesof Common Stock, of which 29,335,993 shares are issued and outstanding, 6,708,187 shares are reserved for issuance pursuant to the Company's stock option plans, 968,850 shares are reserved for issuance pursuant to the Company's employee stock purchase plan, 150,158 shares are reserved for issuance pursuant to securities
(other than the Preferred Shares) exercisable for, or convertible into or exchangeable for shares of Common Stock and20,000,000, shares are reserved for issuance upon conversion of the preferred Shares and exercise of the Warrants (subject to adjustment pursuant to the Company's covenant set forth in Section 4(h)below); and (ii) 15,000,000 shares of preferred stock, of which no shares are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights
Agreement) and (iii)there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Preferred Shares, the Conversion Shares, the Warrants or the Warrant Shares. The Company has furnished to Investor true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof ("Certificate of Incorporation"), the Company's By-laws, as in effect on the date hereof(the "By-laws"), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto. The Company shall provide Investor with a written update of this representation signed by the Company's Chief Executive or Chief Financial Officer on behalf of the Company as of each of the First
Closing and the Second Closing.

                      d.     Issuance of Shares.  The Preferred Shares
                             ___________________
and the Warrants are duly authorized and, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof. The
Conversion Shares and the Warrant Shares are duly authorized and reserved for issuance and, upon conversion of the preferred Shares and exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances and will not be subject to preemptive rights or other similar rights of stockholders of the Company and will not impose personal liability upon the holder thereof.

                      e.     Acknowledgment of Dilution.  The Company
                             ___________________________
understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of or otherwise pursuant to the Preferred Shares and upon issuance of the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of or otherwise pursuant to the Preferred Shares and Warrant Shares upon exercise of or otherwise pursuant to the Warrants in accordance with this Agreement, the Certificate of Designation and the Warrants is absolute, subject only to the terms and conditions set forth in this Agreement, the Warrant and the Certificate of Designation, regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company.

                      f.     Series of Preferred Stock.  The terms,
                             __________________________
designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of each series of preferred stock of the Company (other than the Preferred Shares) are as stated in the Company's Certificate of Incorporation, filed on or prior to the date hereof, and the Bylaws.
The terms, designations, powers, preferences and relative, participating and optional or special rights, and the qualifications, limitations and restrictions of the preferred Shares are as stated in the Certificate of Designation.

                      g.     No Conflicts; Governmental Consents.
                             ____________________________________
Subject to compliance with the applicable requirements of the HSR
Act and any applicable notice or shareholder approval under the rules and regulations of the National Association of Securities Dealers, the
execution, delivery and performance of this Agreement, the
Registration Rights Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the filing of the Certificate of
Designation and the issuance and reservation for essences
applicable, of the Preferred Shares, Conversion Shares, Warrants and Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Company or any of its
Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the
Company or any of its subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect).  Neither the Company nor any of its Subsidiaries is in violation of its Certificate of
Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the
Company or any of its subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have Material Adverse Effect. The businesses of the
Company and its subsidiaries, if any, are not being conducted, and shall not be conducted so long as Investor owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, approval, qualification, authorization or order of, or registration, designation, declaration or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Registration Rights Agreement or the Warrants in
accordance with the terms hereof or thereof or to issue and sell the
Preferred Shares and the Warrants in accordance with the terms hereof and to issue the Conversion Shares upon conversion of or otherwise pursuant to the Preferred Shares and the Warrant Shares upon exercise of or otherwise pursuant to the Warrants. Except as described in the first sentence of this subsection (g) or as set forth in Schedule 3(g), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.  The
Company is not in violation of the listing requirements of the Nasdaq and does not reasonably anticipate that the Common Stock will be delisted by the
Nasdaq in the foreseeablefuture.  The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.
                      h.     SEC Documents; Financial Statements. Since
                             ____________________________________
September 1, 1999, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities
Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). The Company has made available to Investor's true and complete copies of the SEC
Documents, except for such exhibits and incorporated documents. As of their respective dates, the SEC DOCUMENTS complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent such documents may have been amended by a subsequent SEC Document. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior to the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i)as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated
Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i)liabilities incurred in the ordinary course of business subsequent to December 31, 1999 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                      i.     Absence of Certain Changes.  Since December
                             ___________________________
31, 1999 and except as set forth in the SEC Documents filed after such date or as set forth on Schedule 3(i), there has not been:

                       (i)     any material adverse change in the
assets, liabilities, financial condition or operating results of the Company except changes in the ordinary course of business, that have not been and are not expected to be, individually or in the aggregate, materially adverse;

                       (ii) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                       (iii) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

                       (iv)     any satisfaction or discharge of any
lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

                       (v) any material change to a material contract or arrangement by which the Company or any of its assets is bound or subject;

                       (vi) any material change in any compensation arrangement or agreement with any employee, officer, director or holder of Common Shares, other than pursuant to the Employment Agreements;

                       (vii) any sale, assignment or transfer of any material patents, trademarks, copyrights, trade secrets or other intangible assets;

                       (viii)     any resignation or termination of
employment of any officer or key employee of the Company; and the Company does not know of any impending resignation or termination of employment of any such officer or key employee;

                       (ix)     receipt of notice that there has
been a loss of, or material order cancellation by, any major customer of the Company;

                       (x)     any mortgage, pledge, transfer of a
security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

                       (xi)     any material loans or guarantees
made by the Company to or for the benefit of its employees, holders of Common Shares, officers, or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

                       (xii)     any declaration, setting aside, or
payment of any dividend or other distribution of the Company's assets in respect of any of the Company's Preferred Stock or Common Stock, or any direct or indirect redemption, purchase, or other acquisition of any of such Preferred Stock or Common Stock by the Company;

                       (xiii)     to the best of the Company's
knowledge, any other event or condition of any character that is reasonably likely to materially and adversely affect the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted), excluding events or conditions having general effect on businesses in the general economy or the Internet industry; or

                       (xiv) any arrangement or commitment by the Company to do any of the things described in this Section 3(i).

                 j.     Absence of Litigation.  There is no action, suit,
                        ______________________
claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect. The Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

                 k.     Intellectual Property.  To the best of the
                        ______________________
Company's knowledge, the Company or its subsidiaries owns or possesses sufficient legal rights to all patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, inventions and technology (whether or not patentable), confidential and proprietary information, domain names, licenses, know-how, concepts, computer programs, software, databases and other collections and compilations of data, other technical data, proprietary rights, proprietary processes, and other information and/or intellectual property necessary for their businesses as now conducted and as proposed to be conducted (each such item "Company Intellectual Property") without any conflict with or infringement of the rights of others, and has the right to bring actions for the infringement, dilution, misappropriation or other violation of such Company Intellectual Property, except to the extent that any such conflict or infringement, or the absence of any such right, would not individually or in the aggregate, have a Material Adverse Effect.
Schedule 3(k) contains a complete list of patents, patent applications, trademarks, service marks, trade names, copyrights and domain names used or held for use by the Company and its Subsidiaries throughout the world and pending applications therefor and registrations, renewals, extensions and the like thereof, specifying as to each such item, as applicable: (i) the owner of the item, (ii) the jurisdictions in which the item is issued or registered or in which any application for issuance or registration has been filed, (iii) the respective issuance, registration, or application number of the item and (iv) the date of application and issuance or registration of the item. Except for agreements with their own employees or consultants regarding confidentiality and proprietary information, and with the exception of standard end-user license agreements, there are no outstanding options, licenses or agreements of any kind relating to the Company Intellectual Property, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, inventions and technology (whether or not patentable), confidential and proprietary information, domain names, licenses, know-how, concepts, computer programs, software, databases and other collections and compilations of data, other technical data, proprietary rights, proprietary processes and other information and/or intellectual property of any other person or entity. Schedule 3(k) hereto contains a complete and accurate list of all software owned by the Company and/or any of its Subsidiaries as of the date hereof or at any time within the 36-month period prior to the date hereof (the "Owned Software").
The Company and/or the applicable Subsidiaries own(s) exclusively all right, title and interest in and to the Owned Software and any and all enhancements, modifications, and other additions and/or improvements of or to the Owned Software, free and clear of all liens, including claims or rights of any joint owners or employees, agents, consultants or other persons involved in the development, creation, marketing, maintenance or enhancement of such computer software. All software used by the Company and/or any of its Subsidiaries is either Owned Software or licensed software and is not otherwise owned by any other person (except the ownership by the named licensors of the licensed software). Neither the Company nor any of its Subsidiaries has received any communications alleging infringement, dilution, misappropriation, breach or other violation of, nor does the Company or any of its Subsidiaries have reason to believe that the Company or any of its Subsidiaries has infringed, diluted, misappropriated, breached or otherwise violated or, by conducting their businesses as proposed, would infringe, dilute, misappropriate, breach or otherwise violate, any of the patents, patent applications, trademarks, service marks, trade names, copyrights, trade secrets, inventions and technology (whether or not patentable), confidential and proprietary information, domain names, licenses, know-how, concepts, computer programs, software, databases and other collections and compilations of data, technical data, proprietary rights, proprietary processes and other information and/or intellectual property ("Intellectual Property") of any other person or entity; neither the Company nor any of its Subsidiaries is aware, based on reasonable investigation, of any reasonable basis therefor or threat thereof.
To the extent that any works of authorship, materials, products, technology or software have been developed or created independently or jointly by any person other than the Company or any of its Subsidiaries for which the Company or any of its Subsidiaries has, directly or indirectly, paid, the Company or the applicable subsidiary has a written agreement with such person with respect thereto, and the Company or the applicable subsidiary thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property therein or thereto by operation of law or by valid assignment. In each case in which either the Company or any of its Subsidiaries has acquired any Intellectual Property from any person, the Company or the applicable subsidiary has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Intellectual Property (including the right to seek past and future damages with respect thereto) to the Company or the applicable subsidiary and, to the maximum extent provided for by, and in accordance with, any applicable laws and regulations, the Company has recorded each such assignment with the relevant governmental authorities, including the U.S. Patent and Trademark Office, the U.S. Copyright Office or their respective equivalents in any relevant foreign jurisdiction.
Neither the Company nor any of its Subsidiaries is aware that any of its respective employees, agents, consultants or contractors is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such person's or entity's best efforts to promote the interests of the Company and its Subsidiaries, or that would conflict with the Company's or any of its Subsidiaries' business as proposed to be conducted. Neither the Company nor any of its Subsidiaries is aware of any current or past infringement, dilution, misappropriation, breach or other violation by a third party of any of the Company Intellectual Property. Neither the Company nor any of its Subsidiaries has a plan to utilize, and does not believe it is or will be necessary to utilize, any inventions of any of its employees (or people it currently intends to hire) made prior to their employment or engagement by the Company or any of its Subsidiaries. Except as set forth in Schedule 3(k), the source code for the Owned Software has not been disclosed to any third party and none of the source code for the Owned Software has been placed in escrow or is otherwise not in the full and exclusive control of the Company and/or the applicable Subsidiaries of the Company. No Intellectual Property owned or used by the Company or any of its Subsidiaries is subject to any outstanding decree, order, judgment, settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by the Company or any of its Subsidiaries. All of the patents, trademark and service mark registrations, copyright registrations and domain name registrations indicated in Schedule 3(k) are valid and in full force, are held of record in the name of the Company or the applicable subsidiary free and clear of all liens, encumbrances and other claims, are not the subject of any cancellation or reexamination proceeding or any other proceeding challenging their extent or validity, and all necessary registration, maintenance and renewal fees in connection with such patents and registrations have been paid and all necessary documents and certificates in connection with such patents and registrations have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such patents and registrations. The
Company and/or the applicable subsidiary is the applicant of record in all patent applications, and applications for trademark, service mark, and copyright registration indicated in Schedule 3(k), and no opposition, extension of time to oppose, interference, final rejection, or final refusal to register has been received in connection with any such application. The Company and each of its Subsidiaries has taken all reasonable steps that are required to protect the Company's rights in material trade secrets, know-how or other confidential or proprietary information (including, without limitation, source code) of the Company and any of its Subsidiaries or provided by any other person to the Company or any applicable Subsidiary.

           l.     No Materially Adverse Contracts, Etc.
                  _____________________________________

                 (i)     Except for agreements explicitly
contemplated by this Agreement or purchase, sale or license agreements entered into in the ordinary course of business, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any of its subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of or payments to the Company or any of its subsidiaries in excess of $250,000,
(ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its subsidiaries,
(iii) the grant of rights to manufacture, produce, assemble, license, market or sell its products or services to any other person or affect the Company's or any of its subsidiaries' exclusive right to develop, manufacture, assemble, distribute, market or sell its products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                 (ii) Neither the Company nor any of its Subsidiaries has incurred any indebtedness for money borrowed or incurred any other liabilities in excess of $250,000 or sold, exchanged or otherwise disposed of any of its assets or rights, other than the nonexclusive license of software to end-users in the ordinary course of business.

                 (iii) For the purposes of Section 3(l)(i) and (ii) above, the indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person shall be aggregated for the purpose of meeting the individual minimum dollar amounts within such subsections.

                 (iv) All the material contracts, agreements and instruments to which the Company or any of its subsidiaries is a party are listed on Schedule 3(l) and such contracts, agreements and instruments are valid, binding and in full force and effect in all material respects, and are enforceable by the Company or any of its subsidiaries in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Neither the Company nor any of its subsidiaries is in default under any material contract and, to the knowledge of the Company, no other party to any such contract is in default.

                 m.     Tax Status.  Except as set forth on Schedule
                        ___________
3(m), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to have been filed to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(m), none of the Company's tax returns is presently being audited by any taxing authority.

                 n.     Certain Transactions.  Except as set forth on
                        _____________________
Schedule 3(n) and except for arm's length transactions in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties and other than the grant of stock options disclosed on Schedule 3(c), none of the officers or directors of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                 o.     Disclosure.  To the best knowledge of the
                        ___________
Company, all information taken together relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement, the schedules hereto and provided to Investors pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. To the best knowledge of the Company, no event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which has not been publicly announced or disclosed but, under applicable law, rule or regulation, requires public disclosure or announcement by the Company (assuming for this purpose that the Company's reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

                 p.     Acknowledgment Regarding Investor's Purchase of
                        _______________________________________________
Securities.  The Company acknowledges and agrees that Investor is acting
__________
solely in the capacity of an arm's length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by Investor or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to Investor's purchase of the Securities and has not been publicly relied upon by the Company, its officers or its directors in any way.

                 q.     No Integrated Offering.  Except for securities
                        _______________________
offered or sold pursuant to a Registration Statement on Form S-8 and a Registration Statement filed on February 7, 2000 that was subsequently withdrawn, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to Investor. The issuance of the Securities to Investor will not be integrated with any other issuance of the Company's securities (past, current or future) for purposes of any stockholder approval provisions applicable to the Company or its securities.

                 r.     No Brokers.  Except as set forth in Schedule
                        ___________
3(r), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby. Copies of any such agreements or arrangements set forth on
Schedule 3(r) shall be provided to Investor.

                 s.     Permits; Compliance.  The Company and each of its
                        ____________________
Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the "Company Permits"), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits, except to the extent that any such suspension or cancellation, or the absence of any Company Permits, would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since June 30, 1998, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

                 t.     Environmental Matters.
                        ______________________

                       (i) Except as set forth in Schedule 3(t), there are, to the Company's knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present material violations of Environmental Laws (as defined below), releases of any Hazardous Materials (as defined below) into the environment or actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any material common law environmental liability or any material liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company's knowledge, threatened in connection with any of the foregoing. The term "Environmental Laws" means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

                       (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, or to the best of the Company's knowledge leased or used, by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, or to the Company's knowledge leased or used, by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company's or any of its Subsidiaries' business.

                       (iii) Except as set forth in Schedule 3(t), there are no underground storage tanks on or under any real property owned, or to the Company's knowledge leased or used, by the Company or any of its Subsidiaries that are not in compliance with applicable law.

                 u.     Title to Property.  The Company and its
                        __________________
Subsidiaries have good and marketable title in all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(u) or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

                 v.     Insurance.  The Company and each of its
                        __________
Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

                 w.     Internal Accounting Controls.  The Company and
                        _____________________________
each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 x.     Foreign Corrupt Practices.  Neither the Company,
                        __________________________
nor, to the best knowledge of the Company, any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

                 y.     Solvency.  The Company (both before and after
                        _________
giving effect to the transactions contemplated by this Agreement) is solvent (i.e., its assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured) and currently the Company has no information that would lead it to reasonably conclude that the Company would not have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature.

                 z.     No Investment Company.  The Company is not, and
                        ______________________
upon the issuance and sale of the Securities as contemplated by this Agreement and the Certificate of Designation will not be an "investment company" required to be registered under the Investment Company Act of 1940 (an "Investment Company"). The Company is not controlled by an Investment Company.

                 aa.     Form S-3 Eligibility.   The Company is currently
                         _____________________
eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the 1933 Act. There exist no facts or circumstances that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Securities (as defined in the Registration Right Agreement) within the time periods referred to therein.

                 bb.     Employees.  Neither the Company nor any of its
                         __________
subsidiaries is bound by or subject to (and none of their assets or properties are bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company or any of its subsidiaries. There is no strike, labor dispute or union organization activity pending or threatened between the Company and its employees. Neither the Company nor any of its subsidiaries is a party to or bound by any labor agreement or collective bargaining agreement respecting its employees. The Company and its subsidiaries have complied in all material respects with all applicable federal and state equal opportunity and other laws related to employment. No employee of the Company or any of its subsidiaries is currently in violation of any judgment, decree, order or agreement known to the Company relating to the relationship of any such employee with the Company or any of its subsidiaries, or any other party, due to either
(i) the nature of the business of the Company or any of its subsidiaries as conducted presently or proposed to be conducted or (ii) the use by the employee of his or her best efforts with respect to the conduct of such business. Neither the Company nor any of its subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement. Subject to general principles related to wrongful termination of employees and the terms of the employment contracts set forth in Schedule 3(bb), the employment of each officer and employee of the Company or any of its subsidiaries is terminable at the will of the Company or any of its subsidiaries, with or without cause.

                 cc.     Employee Compensation Plans.  Neither the
                         ____________________________
Company nor any of its subsidiaries is a party to or bound by any currently effective employment contract, deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation agreement.

                 dd.     Significant Customers and Suppliers.  To the
                         ____________________________________
knowledge of the Company, no major customer or supplier has materially reduced or threatened to terminate or materially reduce its purchases from or provision of products or services to the Company or any of its subsidiaries.

          4.     COVENANTS.
                 __________

                 a.     Best Efforts.  The parties shall use their best
                        _____________
efforts to satisfy timely each of the conditions described in Section 6 and 7 of this Agreement.

                 b.     Form D; Blue Sky Laws.  The Company, if requested
                        ______________________
by Investor, agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to Investor promptly after such filing. The Company shall, on or before the First Closing, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to Investor at the First Closing and the Second Closing pursuant to this Agreement under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Investor on or prior to the First Closing.

                 c.     Reporting Status; Eligibility to Use Form S-3.
                        ______________________________________________
The Company's Common Stock is registered under Section 12(g) of the 1934 Act. So long as any Investor beneficially owns the Series A Preferred Stock, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company currently meets, and will take all necessary action to continue to meet, the "registrant eligibility" requirements set forth in the general instructions to Form S-3.

                 d.     Use of Proceeds.  The Company shall use the
                        ________________
proceeds from the sale of the Preferred Shares in the manner set forth in
Schedule 4(d) attached hereto and made a part hereof and, except as set forth in Schedule 4(d), shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

                 e.     Additional Equity Capital.  Subject to the
                        __________________________
exceptions described below, for a six-month period commencing from the date hereof, the Company will not enter into definitive agreements with any party to obtain equity or equity-equivalent financing (including debt financing with an equity component) before April 12, 2001 ("Future Offerings") unless it shall have first delivered to Investor, at least ten (10) business days prior to entering into definitive agreements for such Future Offering with any other Person (as defined in Article IV.B of the Certificate of Designation), written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing Investor's an option during the ten (10) day period following delivery of such notice to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the "Capital Raising Limitations").
In the event the terms and conditions of a proposed Future Offering are amended in any material respect after delivery of the notice to Investor concerning the proposed Future Offering, the Company shall deliver a new notice to Investor's describing the amended terms and conditions of the proposed Future Offering and Investor's thereafter shall have an option during the ten (10) day period following delivery of such new notice to purchase the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering. The Capital Raising Limitations shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act), (ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the Company or (iii) a private placement, the proceeds of which would be used to redeem the Series A Preferred Stock. The Capital Raising Limitations also shall not apply to the issuance of securities upon exercise or conversion of the Company's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Company stock option or restricted stock plans approved by the stockholders of the Company.

                 f.     Expenses.  The Company shall reimburse Investor
                        _________
for all reasonable out-of-pocket expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith, including, without limitation, legal and due diligence costs; provided that the fees and expenses of counsel to Investor shall not exceed $100,000 without the consent of the Company.

                 g.     Financial Information.  So long as the Investor
                        ______________________
owns any shares of Series A Preferred Stock, the Company agrees to send the following reports to Investor until Investor transfers, assigns, or sells all of the Securities: (i) within ten business days after the filing with the SEC, a copy of its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K; (ii) within one business day after release, copies of all press releases issued by the Company or any of its Subsidiaries; (iii) contemporaneously with the making available or giving to the stockholders of the Company, copies of any notices or other information the Company makes available or gives to such stockholders; and (iv) any other financial information as may be reasonably requested by Investor subject to appropriate confidentiality protections.

                 h.     Reservation of Shares.  As long as the Series A
                        ______________________
Preferred Stock is outstanding the following shall apply: the Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the full conversion of the outstanding Preferred Shares (based on the Conversion Price (as defined in the Certificate of Designation) in effect from time to time) and the issuance of the Conversion Shares in connection therewith and as otherwise required by the Certificate of Designation and the full exercise of the Warrants and the issuance of the Warrant Shares (based on the exercise price of the Warrants in effect from time to time). The Company shall not reduce the number of shares of Common Stock reserved for issuance upon conversion of or otherwise pursuant to the Preferred Shares and the exercise of or otherwise pursuant to the Warrants without the consent of Investor's. Subject to the proviso contained in the first sentence of this Section 4(h), the Company shall use its best efforts at all times to maintain the number of shares of Common Stock so reserved for issuance at no less than the number that is then actually issuable upon full conversion of the Preferred Shares (based on the Conversion Price (as defined in the Certificate of Designation) in effect from time to time) and full exercise of the Warrants (based on the exercise price of the Warrants in effect from time). Subject to the proviso contained in the first sentence of this Section 4(h), if at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of Conversion Shares issued and issuable upon conversion of or otherwise pursuant to the Preferred Shares (based on the Conversion Price (as defined in the Certificate of Designation) in effect from time to time) and Warrant Shares issued and issuable upon exercise of or otherwise pursuant to Warrants (based on the exercise price of the Warrants in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 4(h), in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares.

                 i.     Registration of Shares.  Within 45 days of the
                        _______________________
First Closing the Company will file a Registration Statement on Form S-3 (the "Registration Statement") covering a sufficient number of shares of Common Stock to register all shares issuable in connection with this Agreement. As set forth in the Registration Rights Agreement, if such Registration Statement is not declared effective before the later of (x) 135 days from the First Closing and (y) 90 days of the filing date, or if there are any prolonged suspensions in such effectiveness, the Company will pay Investor 1.5% of the purchase price of the Preferred Shares for each 30 day period thereafter (prorated for partial periods) until such Registration Statement is declared effective.

                 j.     Listing.  The Company shall undertake to ensure
                        ________
that the Conversion Shares and the Warrant Shares shall have been authorized for quotation on Nasdaq and trading in the Common Stock on Nasdaq shall not have been suspended for any prolonged period of time by the SEC or Nasdaq. The Company shall maintain the listing and trading of its Common Stock on Nasdaq, the Nasdaq SmallCap Market ("Nasdaq SmallCap"), the New York Stock Exchange ("NYSE"), or the American Stock
Exchange ("AMEX") and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company shall promptly provide to Investor's copies of any notices it receives from Nasdaq and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems.

                 k.     Corporate Existence.  So long as Investor
                        ____________________
beneficially owns any Preferred Shares, the Company shall maintain its corporate existence and shall not merge, consolidate or sell all or substantially all of the Company's assets, except in the event of a merger or consolidation or sale of all or substantially all of the Company's assets, where either (i) the consideration to the Investor is all in cash or (ii)(A) the surviving or successor entity (and, if an entity different from the surviving or successor entity, the entity whose securities into which the Preferred Shares shall become convertible pursuant to Article VI.C(b) of the Certificate of Designation) in such transaction assumes the Company's obligations hereunder and under the agreements and instruments entered into in connection herewith and (B) the entity whose securities into which the Preferred Shares shall become convertible pursuant to Article VI.C(b) of the Certificate of Designation is a publicly traded corporation whose Common Stock is listed for trading on Nasdaq, Nasdaq SmallCap, NYSE or AMEX.

                 l.     No Integration.  The Company shall not make any
                        _______________
offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

                 m.     Board Representation.  So long as the Investor
                        _____________________
owns any Series A Preferred Stock, the Investor shall have the right to propose nomination for two persons to the Board of Directors of the Company and the Company shall use all reasonable efforts to have such nominees elected; provided that such persons shall be reasonably acceptable to the Board of Directors of the Company. If, however, the Second Closing shall not have occurred, one of such two Investor designees shall promptly resign from the Board of Directors of the Company.

                 n.     Standstill.  For the period of six months from
                        ___________
the date hereof, without the prior consent of the Board of Directors of the Company (excluding any member appointed by the holders of the Series A Preferred Stock), the Investor shall not, alone or through or with any other person or entity, in any manner: (i) acquire any additional direct or indirect interest in any securities of the Company; (ii) solicit, make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the proxy rules of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act")) from the Company's stockholders, become a "participant" in any "election contest" (as such terms are defined or used in Rule 14A-11 under the Exchange Act) with respect to the Company's Board of Directors, solicit or execute any written consent in lieu of a meeting of holders of voting securities except to support the nominees for directors of the Company's Board of Directors or call or seek to have called any meeting of the Company's stockholders of the other party or seek to advise or influence in any manner whatever any person or entity with respect to the Company; (iii) make any short sales, enter into any hedging, derivative or similar transactions regarding the Company's securities; or (iv) publicly announce an intention to do any of the actions restricted or prohibited under clauses (i) through (iii) of this Section 4(n).

                 o.     HSR Approval.  As promptly as practicable after
                        _____________
the execution of this Agreement, each party shall, in cooperation with the other, file or cause to be filed any reports, notifications or other information that may be required to comply with the applicable requirements of the HSR Act, shall in connection with any such filings, if applicable, request early termination of the relevant waiting period and shall furnish or cause to be furnished to the other all such information in its possession as may be reasonably necessary for the completion of the reports, notifications or submissions to be filed by the other.

                 p.     Supplemental Schedules.  With respect to facts
                        _______________________
and circumstances that arise after the date of this Agreement, the Company shall supplement the schedules to this Agreement to the extent that such facts and circumstances would have been required to be set forth on such schedules had they existed on the date of this Agreement, and such supplements shall be deemed to be part of the schedules for all purposes hereunder; provided that the Company may not supplement the schedules to reflect facts and circumstances of which it was aware as of the date of this Agreement. Notwithstanding the foregoing sentence, the Company shall be under no obligation to supplement the schedules after the Second Closing.

     5.     TRANSFER AGENT INSTRUCTIONS.  The Company shall issue
            ____________________________
irrevocable instructions to its transfer agent to issue certificates, registered in the name of Investor or its nominee, for the Conversion Shares and the Warrant Shares in such amounts as specified from time to time by Investor to the Company upon conversion of the Preferred Shares or exercise of the Warrants in accordance with the terms thereof (the "Irrevocable Transfer Agent Instructions"). Prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act or the date on which the Conversion Shares and the Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 2(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this
Section 5, and stop transfer instructions to give effect to Section 2(f) hereof (in the case of the Conversion Shares and the Warrant Shares, prior to registration of the Conversion Shares and the Warrant Shares under the 1933 Act or the date on which the Conversion Shares and the Warrant Shares may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement. Nothing in this Section shall affect in any way Investor's obligations and agreement set forth in
Section 2(g) hereof to comply with all applicable prospectus delivery requirements, if any, upon re-sale of the Securities. If Investor provides the Company with (i) an opinion of counsel, in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) Investor provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares and the Warrant Shares, promptly instruct its transfer agent to issue one or more certificates, free from any restrictive legend, in such name and in such denominations as specified by Investor.

     6.     CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL. The
            _______________________________________________
obligation of the Company hereunder to issue and sell the Preferred Shares and Warrants to Investor at each of the First Closing and the Second Closing is subject to the satisfaction, at or before each of the First Closing and the Second Closing, of each of the following conditions thereto, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

                 a. Investor shall have executed this Agreement and the Registration Rights Agreement and delivered the same to the Company.

                 b. Investor shall have delivered the applicable Purchase Price in accordance with Section 1 above.

                 c. The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware.

                 d. The representations and warranties of Investor shall be true and correct in all material respects as of the date when made and as of each of the First Closing and Second Closing as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to each of the First Closing and Second Closing.

                 e. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                 f. With respect to the Second Closing, the waiting period under the HSR Act shall have expired or early termination shall have been granted.

     7.     CONDITIONS TO INVESTOR'S OBLIGATION TO PURCHASE.  The
            ________________________________________________
obligation of Investor's hereunder to purchase the Preferred Shares and the Warrants at each of the First Closing and Second Closing is subject to the satisfaction, at or before each of the First Closing and Second Closing, of each of the following conditions, provided that these conditions are for Investor's sole benefit and may be waived by Investor at any time in its sole discretion:

                 a. The Company shall have executed the Warrant and the Registration Rights Agreement and delivered the same to Investor.

                 b. The Company shall have delivered to Investor duly executed certificates (in such denominations as Investor shall request) representing the Preferred Shares and duly executed Warrants purchased at each of the First Closing and Second Closing in accordance with Section 1(b) above.

                 c. The Certificate of Designation shall have been accepted for filing with the Secretary of State of the State of Delaware, and a copy thereof certified by such Secretary of State shall have been delivered to Investor.

                 d. The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Investor, shall have been delivered to and acknowledged in writing by the Company's Transfer Agent.

                 e. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of each of the First Closing and Second Closing as though made at such time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to each of the First Closing and Second Closing. Investor shall have received a certificate or certificates, executed by the chief executive officer or chief financial officer of the Company, dated as of each of the First Closing and Second Closing, to the foregoing effect and as to such other matters as may be reasonably requested by Investor including, but not limited to certificates with respect to the Company's Certificate of Incorporation, By-laws and Board of Directors' resolutions relating to the transactions contemplated hereby.

                 f. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

                 g. Investor shall have received an opinion of the Company's counsel, dated as of each of the First Closing and Second Closing, in form, scope and substance reasonably satisfactory to Investor.

                 h. Investor shall have received an officer's certificate described in Section 3(c) above, dated as of each of the First Closing and Second Closing.

                 i. With respect to the Second Closing, the waiting period under the HSR Act shall have expired or early termination shall have been granted.

     8.     GOVERNING LAW; MISCELLANEOUS.
            _____________________________

                 a.     Governing Law.  This Agreement shall be governed
                        ______________
by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in the State of New York (without regard to principles of conflict of laws). Both parties irrevocably consent to the jurisdiction of the United States federal courts and the state courts located in New York with respect to any suit or proceeding based on or arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby and irrevocably agree that all claims in respect of such suit or proceeding may be determined in such courts. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed by first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party's right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                 b.     Counterparts; Signatures by Facsimile.  This

                         _____________________________________
Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

                 c.     Headings.  The headings of this Agreement are for
                        ________
convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

                 d.     Severability.  If any provision of this Agreement
                        _____________
shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                 e.     Entire Agreement; Amendments.  This
Agreement,
                        _____________________________
the schedules and exhibits hereto and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. This Agreement supercedes Article 8 of the Confidentiality Agreement dated October 6, 2000 between the Company and the Investor. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

                 f.     Notices.  Any notices required or permitted to be
                        ________
given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party.
The addresses for such communications shall be:

              If to the Company:

              Interworld Corporation
              395 Hudson Street, 6th Floor
              New York, New York 10014-3669
              Attention:  Chairman of the Board
              Facsimile: (212) 301-2424

              With copy to:

              Covington & Burling
              1330 Avenue of the Americas
              New York, New York 10019
              Attention:  Stephen A. Infante
              Facsimile:  (212) 841-1010

           If to Investor: To the address set forth immediately below Investor's name on the signature pages hereto.

              Jackpot Enterprises Inc.
              c/o J Net Venture Partners LLC
              498 Seventh Avenue
              New York, New York 10021
              Attention:  Keith Meister
              Facsimile: (212) 502-6396

              With copy to:

              Greenberg Traurig, LLP
              200 Park Avenue
              New York, New York 10166
              Attention: Alan I. Annex, Esq.
              Facsimile: (212) 801-6400

           Each party shall provide notice to the other party of any change in address.

                 g.     Successors and Assigns.  This Agreement shall be
                        _______________________
binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Investor shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to
Section 2(f), any Investor may assign its rights hereunder to (i) any of its "affiliates," as that term is defined under the 1934 Act and (ii) after the Maximum Share Amount (as defined in the Certificate of Designation) has been issued, any person that purchases Securities in a private transaction from Investor, without the consent of the Company.

                 h.     Third Party Beneficiaries.  This Agreement is
                        __________________________
intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                 i.     Survival; Indemnification.  The representations
                        __________________________
and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 5 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. The Company agrees to indemnify and hold harmless Investors and all their officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

                 j.     Publicity.  The Company and Investor shall have
                        __________
the right to review a reasonable period of time before issuance of any press releases, filings with the SEC, the NASD or any stock exchange or interdealer quotation system, or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of Investor, to make any press release or public filings with respect to such transactions as is required by applicable law and regulations (although Investor shall be consulted by the Company in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

                 k.     Further Assurances.  Each party shall do and
                        ___________________
perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

                 l.     No Strict Construction.  The language used in
                        _______________________
this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

                 m.     Remedies.  The Company acknowledges that a breach
                        _________
by it of its obligations hereunder will cause irreparable harm to Investor by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that Investor shall be entitled, in addition to all other available remedies in law or in equity, to an injunction or injunctions to prevent or cure any breaches of the provisions of this Agreement and to enforce specifically the terms and provisions of this Agreement, without the necessity of showing economic loss and without any bond or other security being required.

             [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

           IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Agreement to be duly executed as of the date first above written.

INTERWORLD CORPORATION


By: /s/ Jeremy M. Davis
    _____________________________________
    Jeremy M. Davis
    Chief Executive Officer and President

JACKPOT ENTERPRISES, INC

By: /s/ Mark W. Hobbs
    _____________________________________
    Mark W. Hobbs
    President